
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualfied in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNEMNT INCOME TRUST-II

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       9,748,862
<SECURITIES>                               271,535,831<F1>
<RECEIVABLES>                                2,254,580
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            17,266,782<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             300,806,055
<CURRENT-LIABILITIES>                        1,326,112<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   300,688,497
<OTHER-SE>                                 (1,208,554)<F4>
<TOTAL-LIABILITY-AND-EQUITY>               300,806,055
<SALES>                                              0
<TOTAL-REVENUES>                            10,118,470<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,478,233<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              7,640,237
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          7,640,237
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,640,237
<EPS-PRIMARY>                                      .42
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $150,115,142 and Additional Loans of $29,952,351), Participating Insured Mortgages ("PIMs") of $49,018,231 and Mortgage-Backed Securities ("MBS") of $42,450,107
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $3,716,829 and prepaid participation servicing fees of $5,494,547 net of accumulated amortization of $994,578
<F3>Includes deferred income on Additional Loans of $1,304,338
<F4>Unrealized loss on MBS
<F5>Represents interest income on investments in mortgages and cash
<F6>Includes $1,032,691 of amortization expense for prepaid fees and expenses

